EXHIBIT 10.1

PURCHASE AND SALE CONTRACT
AND JOINT ESCROW INSTRUCTIONS

between

LMI RIVERBEND, LLC

SELLER

and

RESOURCE REAL ESTATE OPPORTUNITY OP, LP
BUYER

ARCHSTONE YORBA LINDA
Yorba Linda, California

as of April 28, 2015

TABLE OF CONTENTS

ARTICLE 1. DESCRIPTION OF PROPERTY		1
1.1	Property	1
1.2	Marks Excluded	2
ARTICLE 2. SALE SUBJECT TO LEASES		3
ARTICLE 3. PURCHASE PRICE AND PAYMENT		3
3.1	Purchase Price	3
3.2	Escrow	3
3.3	Purchase Price adjustments	4
ARTICLE 4. CONVEYANCE OF TITLE		4
4.1	Title Policy	4
4.2	Title Objections	4
4.3	Post-Signing Objections	5
ARTICLE 5. CLOSING		5
5.1	Escrow Instructions	5
5.2	Closing Date	5
5.3	Seller Deliveries	6
5.4	Buyer Deliveries	7
ARTICLE 6. PROPERTY INSPECTION		8
6.1	Termination Right	8
6.2	Property Inspection	9
ARTICLE 7. CONDITIONS TO CLOSING		10
7.1	Buyer’s Conditions	10
ARTICLE 8. DEFAULT		11
8.1	Seller Default	11
8.2	Buyer Default	11
ARTICLE 9. DAMAGE OR DESTRUCTION; CONDEMNATION		11
9.1	Damage or Destruction	11
9.2	Condemnation	12
ARTICLE 10. “AS-IS” SALE		12
10.1	Disclaimers	12
10.2	Release	13
10.3	Negotiated Provision	14
ARTICLE 11. REPRESENTATIONS AND WARRANTIES		14
11.1	Representations and Warranties of Seller	14
11.2	Knowledge Standard	16
11.3	Limitations	16
11.4	Representations and Warranties Of Buyer	16
ARTICLE 12. OPERATIONS		17
12.1	Operational Covenants	17
12.2	Operating Contracts	17
ARTICLE 13. CLOSING ADJUSTMENTS AND COSTS		18
13.1	Pro-Rations	18
13.2	Closing Costs	19
13.3	Closing Statement	20

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ARTICLE 14. BROKER		20
14.1	Indemnity	20
14.2	Payment of Commission	20
ARTICLE 15. MISCELLANEOUS PROVISIONS		20
15.1	Recording	20
15.2	Notice	20
15.3	Captions	22
15.4	Successors and Assigns	22
15.5	Governing Law	22
15.6	Multiple Counterparts	22
15.7	Entire Agreement	22
15.8	Post‑Closing Obligations	22
15.9	Waiver of Jury Trial	23
15.10	Additional Offers	23
15.11	Like-Kind Exchange	23
15.12	Time of the Essence	23
ARTICLE 16. CONFIDENTIALITY		24
ARTICLE 17. DUTIES AND RESPONSIBILITIES OF ESCROW AGENT		24
17.1	Application of Deposit	24
17.2	Dispute	25
17.3	Liability; Miscellaneous	25
ARTICLE 18. PROHIBITION OF CONDOMINIUM CONVERSION.		26

EXHIBITS

Exhibit A    Description of Real Property
Exhibit B    Personal Property
Exhibit C    Leases and Rent Roll
Exhibit D    Form of Deed
Exhibit E    Form of Bill of Sale
Exhibit F    Form of Assignment and Assumption Agreement (re: Leases)
Exhibit G    Form of Assignment and Assumption Agreement (re: Contracts)
Exhibit H    Form of FIRPTA Affidavit
Exhibit I    Operating Contracts
Exhibit J    Litigation
Exhibit K    Form of Assignment and Assumption Agreement (re Declaration)
Exhibit L    Declaration Estoppel

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PURCHASE AND SALE CONTRACT

THIS PURCHASE AND SALE CONTRACT AND JOINT ESCROW INSTRUMENTS (the "Contract") is made as of April 28, 2015 between LMI RIVERBEND, LLC, a Delaware limited liability company ("Seller"), and RESOURCE REAL ESTATE OPPORTUNITY OP, LP, a Delaware limited partnership ("Buyer").

Seller owns certain land in Yorba Linda, Orange County, California, and the buildings and improvements thereon, comprising a multifamily residential housing complex consisting of 400 multifamily apartment units, and commonly known as the Archstone Yorba Linda.

Seller desires to sell and Buyer desires to purchase the Property (as hereinafter defined) on the terms and subject to the conditions set forth herein.

For the consideration hereinafter named, and for other good and valuable consideration, receipt of which is acknowledged hereby, the parties do hereby agree as follows:

ARTICLE 1. DESCRIPTION OF PROPERTY

1.1    Property

Seller agrees to sell and Buyer agrees to buy upon the terms and conditions hereinafter set forth, all of Seller’s right, title and interest in and to the following:

(i) Certain premises located in the City of Yorba Linda, County of Orange, State of California, commonly known as “Archstone Yorba Linda”, as more particularly described in Exhibit A attached hereto and incorporated herein by reference, together with all right, title and interest of Seller in and to (x) all rights, privileges, transferable easements, development rights, covenants, tenements, hereditaments and appurtenances thereto, including, without limitation, any water rights related to such premises, and any easements, rights of way or other interests in, on, or under any land, highway, alley, street, gap, gore or right of way abutting or adjoining such premises, and (y) any walls, sidewalks, or land lying in the bed of any street (opened or proposed) adjacent to or abutting or adjoining such premises (collectively, the "Real Property"), and

(ii) all buildings, structures and other improvements located thereon (the "Improvements", and, together with the Real Property, the "Premises"), and

(iii) all items of personal property owned by Seller and located on the Premises or used in connection with the ownership or operation of the Premises, described in Exhibit B attached hereto and incorporated herein by reference, including, without implied limitation, whether or not listed on Exhibit B, all furniture, fixtures, equipment, machines, apparatus, appliances, supplies and personal property of every nature and description and all replacements thereof (collectively, the “Personal Property”) but expressly excluding (a) items of personal property owned by Seller and used in connection with the Property as part of Seller’s integrated systems of ownership, management and/or operations of apartment projects, such as, by way of example and without limitation, the computer software for the key track system, computer and phone systems and software, corporate licenses, and management and financial reporting systems and software, (b) utility deposits, (c) non-refundable resident fees received by Seller, and (d) lump sum payments previously received under any contract or leases.

(iv) all leases, licenses and other occupancy agreements affecting the Premises, including leases entered into after the date of this Contract pursuant to the provisions of Article 12 hereof (hereinafter called the "Leases"), and

(v) only to the extent the same are in Seller’s possession or control and are assignable without payment, all intangible property owned by Seller and related to or used in connection with the ownership, use or operation of the Premises (collectively the “Intangible Property”), including, without limitation, (1) all local transferable telephone exchange and facsimile numbers but excluding all toll free numbers, (2) all plans and specifications, engineering plans and studies, floor plans, landscape plans and warranties and guaranties; (3) all licenses, permits, certificates of occupancy, approvals, dedications, subdivision maps and entitlements now or hereafter issued, approved or granted by governmental agencies having jurisdiction over the Premises or any portion thereof, together with all renewals and modifications thereof (collectively, the “Licenses and Permits”); (4) all social media accounts and the logo, photo, video and e-brochure files for the Premises but excluding any such matters which include or are related to the Marks (as hereinafter defined) or which are proprietary to Seller or its affiliates; and (5) the Operating Contracts (as hereinafter defined) other than the Terminated Contracts (as hereinafter defined).

All items referred to in clauses (i), (ii), (iii), (iv) and (v) are herein sometimes collectively referred to as the "Property".

1.2    Marks Excluded

In connection with the ownership, management and operation of the Property and other properties owned and/or managed by Seller, Seller has used and may continue to use the tradenames, trademarks and service marks “Archstone”, “AVA”, “Avalon”, “Avalon on”, Avalon at”, “Avalon by the”, “Avalon on the”, “Avalon at the”, “AvalonBay”, “Avalon Communities”, “a Avalon”, “D’Tails”, “eaves”, “eaves by Avalon”, fleur de lis, “Great Apartments. Great Service. Guaranteed”, “Leaders in Urban Living”, “Live Awesome”, “Live Up”, “Seal of Service”, “Time Well Spent” and “Where We Want, We Live” (collectively, the “Marks”). Notwithstanding anything herein express or implied to the contrary, Buyer acknowledges that it has no interest in and is not acquiring any right to the Marks and agrees and acknowledges that the Marks are trademarks and servicemarks owned by Seller and that the Marks are and will continue to be the sole property of Seller. Following the Closing, Buyer shall have no rights to use or display any of the Marks for any purpose whatsoever. As soon as possible following the Closing Buyer will remove any and all signs, materials, documents, inventory, amenities, supplies or other matter containing the Marks. If Buyer fails to remove any signs containing the Marks within thirty (30) days following the Closing, then Seller may enter upon the Property and cause such signage to be removed and Buyer will reimburse Seller for its costs in having the signage removed. Buyer agrees that it shall not challenge or contest in any way (i) Seller's registration or application for registration of the Marks with the U.S. Patent & Trademark Office, or with any other trademark office; (ii) the validity of the Marks; (iii) Seller's exclusive worldwide ownership of the Marks; or (iv) Seller's right to grant to others licenses to use the Marks. The provisions of this Section 1.2 shall survive the Closing and the delivery of the Deed.

ARTICLE 2. SALE SUBJECT TO LEASES

Subject to the provisions of Article 4 hereof, the Premises will be conveyed subject to the Leases.

ARTICLE 3. PURCHASE PRICE AND PAYMENT

3.1    Purchase Price

The total purchase price (the "Purchase Price") for the Property is One Hundred Eighteen Million and 00/100 Dollars ($118,000,000.00) which shall be payable to Seller through Escrow (as hereinafter defined), at the Closing (as hereinafter defined), in lawful currency of the United States of America in immediately available funds by wire transfer to an account designated to Escrow Agent by Seller.

3.2    Escrow

Within three (3) business days following the execution of this Contract and the opening of an escrow in connection herewith (the “Escrow”) at First American Title Insurance Company, 666 Third Avenue, New York, NY 10017, Attention: Phillip Salomon (the "Escrow Agent"), as security for Buyer’s performance hereunder, Buyer shall make an initial deposit (the “Initial Deposit”) of Two Million and 00/100 Dollars ($2,000,000.00) with Escrow Agent to be held and disbursed by Escrow Agent according to the terms of this Contract. Notwithstanding anything herein to the contrary, the Initial Deposit shall be non-refundable to Buyer under all circumstances except if: (1) the Closing does not occur because of a failure of a condition to Closing set forth in Section 7.1 hereof, a default by Seller governed by Section 8.1, a casualty governed by Section 9.1 or a taking governed by Section 9.2 hereof or (2) the Phase I ordered by Buyer reveals a material adverse change from the condition of the Property shown in the Phase I Environmental Site Assessment dated January 31, 2013 (a “Material Environmental Matter”) or an encumbrance or defect in title or survey matter that materially adversely affects Buyer’s ability to own and operate the Property that is not shown on the Title Commitment or the Survey, as such terms are hereinafter defined (a “New Material Title Defect”). If Buyer does not terminate this Contract on or prior to 5 p.m. California time (“Close of Business”) on May 19, 2015 (the “Due Diligence Expiration Date”), Buyer shall deposit, within three (3) business days, an additional deposit (the “Additional Deposit”) of One Million Dollars ($1,000,000.00) with the Escrow Agent. The Initial Deposit and Additional Deposit, together with all interest earned thereon, are hereinafter referred to as the "Deposit". Escrow Agent shall deposit the Deposit in a federally insured interest-bearing money market account. The Deposit shall be non-refundable except as expressly provided in this Contract. The Deposit shall be applied in reduction of the Purchase Price payable at the Closing. A portion of the Initial Deposit in the amount of One Hundred and no/100ths Dollars ($100.00) (the “Non-Refundable Amount”) shall be paid to Seller in consideration of Seller’s entry into this Contract. The Non-Refundable Amount shall be paid to Seller promptly upon receipt by Escrow Agent, shall be non-refundable in all circumstances, and shall be applicable to the Purchase Price if Closing occurs. Escrow Agent's duties and responsibilities with respect to the Deposit are governed by the terms of Article 17 hereof.

3.3    Purchase Price Adjustments

The payment on account of the Purchase Price required to be deposited by Buyer into Escrow and paid to Seller at the Closing shall be increased or decreased, as the case may be, to account for all items to be apportioned or prorated pursuant to this Contract.

ARTICLE 4. CONVEYANCE OF TITLE

4.1    Title Policy

At Closing, Seller shall convey and transfer to Buyer such fee simple marketable title to the Premises as will enable Escrow Agent (the “Title Company”) to issue to Buyer an Owner’s Policy of Title Insurance (ALTA Form 2006) (the “Title Policy”) covering the Premises, in the full amount of the Purchase Price (subject only to the Permitted Exceptions). Notwithstanding anything contained herein to the contrary, the Premises shall be conveyed subject to the following matters, which shall be deemed to be Permitted Exceptions:

(a)    the rights of tenants, as residential tenants only, under the Leases and any new Leases entered into between the date hereof and Closing in accordance with the terms of this Contract;

(b)    the lien of all ad valorem real estate taxes and assessments not yet due and payable or delinquent as of the date of Closing for the fiscal year 2015 and subsequent years, subject to adjustment as herein provided;

(c)    local, state and federal laws, ordinances or governmental regulations, including but not limited to, building and zoning laws, ordinances and regulations, now or hereafter in effect relating to the Property;

(d)    such state of facts as may be shown on the ALTA survey of the Premises obtained by Buyer prior to the Due Diligence Expiration Date or any update thereto (the “Survey”);

(e)    the exceptions set forth in the Title Policy; and

(f)    those matters which are so deemed pursuant to Section 4.2 below.

4.2    Title Objections

Buyer acknowledges receipt of (i) a current title commitment for an extended coverage title insurance policy with respect to the Premises issued by the Escrow Agent with an effective date of April 8, 2015 (the “Title Commitment”) and copies of all underlying documents relating to title exceptions referred to therein, and (ii) a survey of the Property dated as of February 20, 2015 (the “Survey”). Buyer shall have until Close of Business on the sixth (6th) business day prior to the Due Diligence Expiration Date to notify Seller, in writing, of such objections to title or survey as Buyer may have. Any title or survey matter to which Buyer does not so object by such time shall be deemed a Permitted Exception. In the event Buyer shall so notify Seller of any objection(s) to title, Seller shall have the right, but not the obligation, to cure such objection(s), other than any defects, objections or exceptions which comprise mortgages or liens voluntarily created by Seller, and, to a maximum of One Hundred Fifty Thousand Dollars ($150,000.00) in the aggregate, involuntary liens over a liquidated sum, which can be satisfied by payment of a liquidated amount, which Seller agrees that it shall either pay, discharge or comply with at or before the Closing or make arrangement with the Title Company to insure (at normal rates) without such objection as an exception in Buyer’s Title Policy. In the event there are any objections which Seller is not obligated to cure, then within three (3) business days after receipt of Buyer’s notice of objection(s), Seller shall notify Buyer in writing whether Seller elects to attempt to cure such objection(s). Failure of Seller to give such notice shall be deemed an election by Seller not to cure such objection(s). If Seller elects to attempt to cure any such matter, Seller shall use reasonable efforts to cure such objections. If Seller elects not to cure any objection(s) specified in Buyer’s notice which Seller is not required hereby to cure, or if Seller is unable to effect a cure prior to the Closing, Buyer shall have the following options to be given by written notice within three (3) business days of Seller’s notice or deemed election: (i) to accept a conveyance of the Property subject to the Permitted Exceptions, specifically including any matter objected to by Buyer which Seller is unwilling or unable to cure (which such matter(s) shall thereafter be deemed to be a Permitted Exception), without reduction of the Purchase Price, or (ii) to terminate this Contract by sending written notice thereof to Seller, and upon delivery of such notice of termination, this Contract shall terminate, in which case the Deposit shall be paid to Seller (or, in the event of a New Material Title Defect, the Deposit shall be returned to Buyer), and thereafter neither party hereto shall have any further rights, obligations or liabilities hereunder except for the Surviving Obligation, as hereinafter defined.

4.3    Post-Signing Objections

Buyer may prior to Closing, notify Seller in writing of any objection to title (excluding objections to title or survey which have been waived by Buyer as hereinabove provided or that are or are deemed to be Permitted Exceptions) arising after the date hereof. With respect to any objections to title set forth in such notice, Seller shall have the same options to cure and Buyer shall have the same option to accept title subject to such maters or to terminate this Contract, as set forth above.

ARTICLE 5. CLOSING

5.1    Escrow Instructions

Upon mutual execution of this Contract, Buyer and Seller shall deposit an executed counterpart of this Contract with Escrow Agent and this Contract shall serve as instructions to Escrow Agent for consummation of the purchase and sale contemplated hereby. Seller and Buyer shall execute such supplemental escrow instructions as may be appropriate to enable Escrow Agent to comply with the terms of this Contract, provided such supplemental escrow instructions are not in conflict with this Contract as it may be amended in writing from time to time. In the event of any conflict between the provisions of this Contract and any supplementary escrow instructions signed by Buyer and Seller, the terms of this Contract shall control.

5.2    Closing Date

The closing of the transactions contemplated hereunder (the "Closing") shall take place through escrow on June 1, 2015 (the “Closing Date”), subject to the provisions of Section 7.1(a)(iii) below. Time is of the essence. In the event the Closing does not occur on or before the Closing Date (as the same may be extended pursuant to the provisions of Section 7.1(a)(iii)), Escrow Agent shall, unless it is notified by both parties to the contrary within five (5) days after the Closing Date, and subject to the provisions of section 3.2 and 8.2 below, return to the depositor thereof items which were deposited under section 5.3 or section 5.4. Any such return shall not, however, relieve Buyer or Seller of any liability it may have for its wrongful failure to consummate the Closing.

5.3    Seller Deliveries

At or before the Closing, Seller shall deliver to Escrow Agent the following documents in the forms attached hereto or otherwise reasonably satisfactory in form and substance to Seller and Buyer and their counsel, properly executed and acknowledged as required:

(i)    An original deed (the “Deed”) in the form of Exhibit D attached hereto and incorporated herein by reference;

(ii)    An original of a Bill of Sale in the form of Exhibit E attached hereto and incorporated herein by reference;

(iii)    An original of an Assignment and Assumption Agreement relating to the Leases and security deposits, key deposits, last month’s rent and accrued interest thereon to the extent required by the Lease or applicable law but excluding any of such deposits which are non-refundable (collectively, the “Security Deposits”) in the form attached hereto as Exhibit F and incorporated herein by reference (the "Lease Assignment");

(iv)    Originals of all Leases, any renewals thereof and all amendments thereto to the extent in Seller’s possession or control will be delivered at the Premises;

(v)    An original of an Assignment and Assumption Agreement in the form attached hereto as Exhibit G and incorporated herein by reference relating to the Operating Contracts and the Intangible Property, as hereinafter defined (the "Contract Assignment");

(vi)    To the extent not previously delivered originals or copies of all certificates of occupancy in Seller’s possession or control for all of the Improvements that form a part of the Property and all tenant‑occupied space included within such buildings;

(vii)    An original of a certification of non‑foreign status in the form attached hereto as Exhibit H and incorporated herein by reference;

(viii)    Evidence satisfactory to the Title Company that all necessary approvals and/or consents by the directors of Seller have been delivered and such other evidence satisfactory to the Title Company of Seller's authority and the authority of the signatory on behalf of Seller to convey the Premises pursuant to this Contract;

(ix)    Originals or a copy of as‑built plans and specifications for the Improvements (if in Seller's possession or control if not delivered at the Premises);

(x)    All Security Deposits, together with accrued interest thereon if payable under the Leases or pursuant to applicable law;

(xi)    Originals of affidavits sufficient for the Title Company to delete any exceptions for parties in possession (other than tenants under the Leases, as tenants only) and mechanics' or materialmen's liens from the Title Policy and otherwise issue the Title Policy;

(xii)    A Rent Roll certified as true and correct in all material respects as of five days before the Closing Date which certification shall be subject to the qualifications and limitations set forth in section 11.3;

(xiii)    An original of a closing statement setting forth the Purchase Price, the closing adjustments and prorations and the application thereof at the Closing (the "Closing Statement");

(xiv)    Such transfer tax, gains or other similar forms required by law, including, without limitation, an original California Franchise Tax Board Form 593;

(xv)    An original of the Memorandum (as hereinafter defined);

(xvi)    An original of an Assignment and Assumption Agreement with respect to the Declaration (as hereinafter defined) in substantially the form attached hereto as Exhibit K (the “Declaration Assignment”);

(xvii)    Copy of a standard tenant notification letter in a form to be drafted by Buyer and satisfactory to Seller and as required by law;

(xviii)    An original of the City Consent (as hereinafter defined);

(xix)    Written evidence of termination of the current written property management agreement (if any);

(xx)    An original of an Assignment and Assumption Agreement (the “CCR Declaration Assignment”) with respect to that certain Declaration of Covenants, Conditions, Restrictions, and Reservation of Easements for Riverbend dated as of September 13, 2005 recorded on September 21, 2005 as Instrument No. 2005-000748213 with the of the Official Records of Orange County, California (the “Official Records”) as affected by "Assignment of Declarant’s Rights under Declaration of Covenants, Conditions, Restrictions, and Reservation of Easements for Riverbend" recorded December 01, 2006 as Instrument No. 2006-000805654 of Official Records (collectively, the “CCR Declaration”), which CCR Declaration Assignment shall be in substantially the form of the assignment document to Seller which described above recorded on December 1, 2006; provided, however that it shall contain a provision stating that it is subject to the terms and conditions of the Memorandum; and

(xxi)    Such other instruments as are reasonably required by the Escrow Agent to close the escrow and consummate the acquisition of the Property in accordance with the terms hereof, provided the same does not impose any additional liability or obligation on Seller.

5.4    Buyer Deliveries

At or before the Closing, Buyer shall deliver, or cause to be delivered, to Escrow Agent or Seller the following payment and documents, reasonably satisfactory in form and substance to Seller and Seller's counsel properly executed and acknowledged as required:

(i)    The Purchase Price, as adjusted in accordance with section 3.3 hereof (provided that the balance of the Purchase Price shall be delivered into Escrow with Escrow Agent by 10:00 AM Pacific time on the Closing Date);

(ii)    An original of the Lease Assignment;

(iii)    An original of the Contract Assignment;

(iv)    An original of the Closing Statement;

(v)    An original of the Memorandum;

(vi)    An original of the Declaration Assignment;

(vii)    An original of the CCR Declaration Assignment;

(viii)    Such transfer tax, gains or other similar forms required by law; and

(ix)    Such other instruments as are reasonably required by the Escrow Agent to close the escrow and consummate the acquisition of the Property in accordance with the terms hereof, provided the same does not impose any additional liability or obligation on Buyer.

ARTICLE 6. PROPERTY INSPECTION

6.1    Termination Right

(a) Seller acknowledges the Buyer intends to conduct an investigation of the Property, which may include examination of all structural and mechanical aspects thereof, review of any and all documentation with respect to the Property including without limitation its income and expenses, Leases and tenant files, records of repairs and capital improvements, examination of the title to the Property, obtaining a current as‑built survey thereof, and determining the compliance of the Property with all applicable laws, rules, codes and regulations.

(b) Notwithstanding anything to the contrary contained in this Contract, Seller acknowledges that Buyer shall have the right, in its sole discretion, to terminate this Contract by giving written notice of termination (the “Termination Notice”) to Seller no later than Close of Business on the Due Diligence Expiration Date. If Buyer fails to give a timely Termination Notice, Buyer shall be deemed to have waived any objection to the condition of the Property in accordance with this Article 6. If Buyer gives a timely Termination Notice, this Contract shall be deemed terminated, the Initial Deposit shall be retained by Seller, and all obligations of the parties hereto shall cease and the parties shall be without further recourse or remedy hereunder other than (i) Buyer’s indemnity to Seller set forth in section 6.2 below and (ii) Buyer’s confidentiality obligations set forth in Article 16 (collectively, the “Surviving Obligation”). Notwithstanding the foregoing, in the event Buyer terminates this Contract prior to the Close of Business on the Due Diligence Expiration Date as a result of a Material Environmental Matter, the Initial Deposit shall be returned to Buyer.

6.2    Property Inspection

(a) Seller shall make the Property available at reasonable times (but in no event during weekends, holidays or after Close of Business) to the Buyer Parties (as defined below) for such inspections and tests as Buyer deems appropriate, including for Buyer's engineering inspection(s), hazardous materials inspections, site evaluations, and such other inspections and tests as Buyer deems appropriate. Buyer shall give Seller at least two (2) business days’ prior notice of any visit or tests describing who will visit and the nature of such visit and/or tests. Seller shall be entitled to have a representative present during any visits or tests. Other than for the purpose of routine review of public records, the Buyer Parties may not meet with any governmental authority regarding the Property without Seller’s prior written consent; provided, however, the Buyer Parties shall be permitted to communicate with governmental authorities in connection with obtaining a zoning report. If Seller’s consent is obtained by Buyer, Buyer shall provide to Seller at least two (2) business days prior written notice of the intended contact and shall permit Seller to have a representative present when Buyer has such contact with any governmental official or representative. No invasive tests (including, without limitation, tests for mold, soils and water samples and soils borings) shall be conducted without Seller’s consent, which may be withheld in Seller’s sole discretion, and all investigations shall be subject to the rights of tenants and shall be done in a manner which minimizes disruption to tenants. Buyer shall not (i) unreasonably disturb the tenants or interfere with their use of the Property pursuant to their respective leases; (ii) unreasonably interfere with the operation and maintenance of the Property; (iii) damage any part of the Property or any personal property owned or held by any tenant or any third party without restoring the same in accordance with subsection (d) below; (iv) injure or otherwise cause bodily harm to any person; (v) permit any liens to attach to the Property by reason of the exercise of its rights hereunder.

(b) To the fullest extent permitted by law, Buyer hereby indemnifies and holds Seller and Seller’s agents and representatives harmless from, all claims, liabilities, liens, damages, losses, costs, expenses, including reasonable attorneys' fees (collectively, “Claims”) to the extent arising out of (i) any entry onto the Property, or any inspections performed, by Buyer or any of its employees, agents, representatives, contractors, engineers or consultants (“Buyer Parties”), or (ii) a breach of this Section 6.2 by Buyer. Buyer shall not have any liability to Seller under the foregoing indemnity for any Claim that arises out of the mere discovery of a pre-existing condition on the Property by the Buyer Parties that is not exacerbated by the Buyer Parties or disclosed in violation of this Contract or the gross negligence or willful misconduct of Seller, its employees, agents, consultants, contractors and representatives.

(c) Buyer waives and releases any Claims against Seller or Seller’s agents and representatives for property damages or bodily injury to the Buyer Parties arising out of the exercise of the rights under this Section 6.2 except to the extent caused by the gross negligence or willful misconduct of Seller, its employees, agents, consultants, contractors and representatives.

(d) Buyer shall each provide Seller with evidence of $2,000,000 commercial general liability insurance, naming Seller and AvalonBay Communities, Inc., as additional insureds, prior to entering the Premises, and such other insurance coverage as may reasonably be required by Seller. Buyer shall (i) promptly repair any damage to the Property and restore any areas disturbed resulting directly or indirectly from any inspections substantially to their condition prior to the performance of such inspections and (ii) comply with all applicable laws.

(e) The provisions of this section 6.2 shall survive the termination of this Contract.

ARTICLE 7. CONDITIONS TO CLOSING

7.1    Buyer’s Conditions

(a)    Without limiting any other conditions to Buyer's obligations to close set forth in this Contract, the obligations of Buyer under this Contract are subject to the satisfaction at the time of Closing of each of the following conditions (any of which may be waived in whole or in part by Buyer at or prior to Closing):

(i)    All of the representations by Seller set forth in this Contract or any Exhibit attached hereto shall be true and correct in all material respects as of the Closing Date, subject to any change to a representation or warranty based upon actions by Seller expressly permitted hereby;

(ii)    Seller shall have performed, observed, and complied in all material respects with all covenants and agreements required by this Contract to be performed by Seller at or prior to Closing; and

(iii)    Seller shall have received the consent (the “City Consent”) to the transfer of the Property to Buyer from the City of Yorba Linda as successor to the Yorba Linda Redevelopment Agency (the “City”) pursuant to that certain Owner Participation Agreement and Declaration of Restrictive Covenants by and between the Yorba Linda Redevelopment Agency and Yorba Linda Associates dated August 12, 1985 and recorded December 17, 1985 as Instrument No. 85-505113 of the Official Records as affected by that certain Assignment and Assumption of Owner Participation Agreement and Declaration of Restrictive Covenants” dated November 30, 2006 and recorded December 1, 2006 as Instrument No. 2006-000805653 of the Official Records and that certain Consent to Transfer of Property between Yorba Linda Associates and Seller dated November 13, 2006 and recorded December 1, 2006 as Instrument No. 2006-000805655 of the Official Records (collectively, the “Declaration”). The City Consent may be in the form attached to the form of the Declaration Assignment attached hereto as Exhibit K. In addition to the City Consent, Seller shall request that the City execute an estoppel certificate with respect to the Declaration in the form attached hereto as Exhibit L, but it is expressly understood and agreed that obtaining the same shall not be a condition to Closing. If the City Consent is not obtained by May 20, 2015, Seller shall give Buyer notice of the same by the Close of Business on May 22, 2015. Buyer shall then have the right which shall be exercised by written notice given no later than the Close of Business on May 26, 2015, either (i) to terminate this Contract, or (ii) to extend the Closing Date to July 1, 2015. If Buyer shall fail to give the notice specified in the preceding sentence, the same shall be deemed to be an election to extend the Closing Date to July 1, 2015. If the City Consent is not obtained by July 1, this Contract shall automatically terminate without the requirement of notice to or from either party hereto.
(b)    If any condition set forth herein is not fully satisfied on or before the Closing Date, Seller may elect to attempt to satisfy any such unsatisfied condition, and if Seller so elects by written notice to Buyer, Seller shall have until the date occurring thirty days after the Closing Date in which to satisfy such condition, and the Closing Date shall be extended for such period.

ARTICLE 8. DEFAULT

8.1    Seller Default

If Seller fails to fulfill any of its obligations hereunder and such failure continues for thirty (30) days after written notice from Buyer to Seller, Buyer shall have any one of the following rights and remedies:

(i)    Buyer shall have the right to terminate this Contract by notice to Seller, in which event the Deposit together with interest thereon shall be paid to Buyer and in the case of a willful default as to which the remedy of specific performance is not available, Seller shall reimburse Buyer for all out-of-pocket costs incurred by Buyer in connection with this transaction in an amount not to exceed Seventy Five Thousand Dollars ($75,000.00), and all obligations of the parties under this Contract shall terminate except for Buyer’s Surviving Obligation; or

(ii)    Buyer shall have the right to waive the breach or default and proceed to Closing in accordance with the provisions of this Contract without reduction of the Purchase Price; or

(iii)    Buyer may seek specific performance for Seller’s failure to execute and deliver the documents necessary to convey the Property to Buyer.

8.2 Buyer Default

IF THE SALE OF THE PROPERTY IS NOT CONSUMMATED BECAUSE OF A DEFAULT UNDER THIS CONTRACT ON THE PART OF THE BUYER, BUYER AND SELLER AGREE THAT IT WOULD BE EXTREMELY DIFFICULT AND IMPRACTICAL TO DETERMINE THE AMOUNT AND EXTENT OF DETRIMENT TO SELLER. BUYER AND SELLER THEREFORE AGREE THAT THE ENTIRE DEPOSIT PLUS ACCRUED INTEREST THEREON IS A REASONABLE ESTIMATE OF SELLER’S DAMAGES AND THAT SELLER SHALL BE ENTITLED TO SAID SUM AS LIQUIDATED DAMAGES, WHICH SHALL BE SELLER’S SOLE AND EXCLUSIVE REMEDY, EITHER AT LAW OR IN EQUITY, AS A RESULT OF SUCH DEFAULT. IN SUCH EVENT, THE ESCROW AGENT SHALL UPON WRITTEN DEMAND BY SELLER WITHOUT JOINDER OF BUYER, SUBJECT TO THE PROVISIONS OF SECTION 17.1, DELIVER THE DEPOSIT PLUS ACCRUED INTEREST THEREON TO SELLER. TO SIGNIFY THEIR AWARENESS AND AGREEMENT TO BE BOUND BY THE TERMS AND PROVISIONS OF THIS SECTION, BUYER AND SELLER HAVE SEPARATELY INITIALED THIS SECTION. NOTWITHSTANDING THE FOREGOING, NOTHING IN THIS SECTION 8.2 SHALL LIMIT ANY RECOVERY BY SELLER UNDER ANY INDEMNITIES MADE BY BUYER HEREIN OR SELLER'S RIGHTS TO ANY ATTORNEYS' FEES OR COSTS RECOVERABLE BY SELLER HEREUNDER.

SELLER INITIALS: /s/ TW BUYER’S INITIALS: /s/ SRS

ARTICLE 9. DAMAGE OR DESTRUCTION; CONDEMNATION

9.1    Damage or Destruction

(a)    In the event of partial damage or destruction of the Property of a type which can, under the circumstances, be expected in the reasonable judgment of Seller and Buyer to be restored or repaired at a cost of $3,000,000 or less, then, this Contract shall be consummated on the Closing Date at the Purchase Price, and unless such damage has been repaired by Seller prior to Closing, Seller shall assign to Buyer the proceeds of any insurance policies payable to Seller, less any amounts expended by Seller for partial restoration and with a credit to Buyer for the amount of any deductible or self-insured retention.

(b)    In the event that the Property shall have been damaged or destroyed by fire or other casualty and the cost of repair or restoration of which would, in the reasonable judgment of Seller and Buyer, exceed the sum of $3,000,000, then, at Buyer’s election, Seller shall either (a) pay over or assign to Buyer, on delivery of the Deed all proceeds of any insurance policies payable to Seller, less any amounts reasonably expended by Seller for partial restoration, with a credit to Buyer for the amount of any deductible or self-insured retention, or (b) direct Escrow Agent to return the Deposit to Buyer in which case, except for the Surviving Obligation, all other obligations of the parties hereto shall cease and this Contract shall terminate and be without further recourse or remedy to the parties hereto.

(c)    In the event of damage or destruction to the Property caused by an uninsured casualty, then, at Buyer’s election, Seller shall either (a) credit Buyer with the amount necessary to fully restore the Property to the condition prior to such damage or destruction, as determined by Seller and Buyer (but in no event shall such credit exceed $3,000,000), or (b) direct Escrow Agent to return the Deposit to Buyer in which case, except for the Surviving Obligation, all other obligations of the parties hereto shall cease and this Contract shall terminate and be without further recourse or remedy to the parties hereto.

9.2    Condemnation

If, prior to the Closing, the any portion of the Property is taken under power of eminent domain and the value thereof exceeds $3,000,000, or if access or parking is materially affected (the “Threshold”), Buyer may elect to terminate this Contract by giving written notice of its election to Seller within fourteen (14) days after receiving notice of such destruction or taking. If Buyer does not give such written notice within such fourteen (14) day period, this Contract shall be consummated on the Closing Date at the Purchase Price, and Seller will assign to Buyer Seller's portion of any condemnation award. If, prior to the Closing, there is an eminent domain taking the result of which does not exceed the Threshold, this Contract shall be consummated on the Closing Date at the Purchase Price, and Seller will assign to Buyer Seller's portion of any condemnation award.

ARTICLE 10. “AS-IS” SALE

10.1Disclaimers

Except as set forth in this Contract, the Property is being acquired by Buyer in an “AS IS” “WHERE IS” condition and “WITH ALL FAULTS” existing as of the Closing Date. Buyer acknowledges that it will be acquiring the Property on the basis of its own investigations. Except as expressly set forth in this Contract, no representations or warranties have been made or are made and no responsibility has been or is assumed by Seller or by any officer, person, firm, agent or representative acting or purporting to act on behalf of the Seller as to condition or repair of the Property or the value, expense of operation, or income potential thereof, the reliability of any information furnished to Buyer or as to any other fact or condition which has or might affect the Property or the condition, repair, value, expense of operation or income potential of the Property or any portion thereof. The parties agree that all understandings and agreements heretofore made between them or their respective agents or representatives are merged in this Contract and the Exhibits hereto annexed, which alone fully and completely express their agreement, and that this Contract has been entered into after full investigation, or with the parties satisfied with the opportunity afforded for investigation, neither party relying upon any statement or representation by the other unless such statement or representation is specifically embodied in this Contract or the Exhibits annexed hereto. Buyer acknowledges that Seller has required Buyer to inspect fully the Property and investigate all matters deemed by Buyer to be relevant thereto, and to rely solely upon the results of Buyer’s own inspections or other information obtained or otherwise available to Buyer, provided that the foregoing shall not diminish Buyer’s rights with respect to any representations or warranties expressly made by Seller in this Contract.

10.2Release

Buyer hereby expressly releases the Seller Group (hereinafter defined) from any and all claims, losses, proceedings, damages, causes of action, liability, costs or expenses (including attorneys' fees) arising from, in connection with or caused by (a) Buyer's reliance upon any of the Property Information or statements, representations or assertions contained therein, (b) inaccuracy, incompleteness or unreliability of any of the Property Information. Except with respect to a breach by Seller of any representation or warranty expressly contained herein, Buyer hereby waives, releases and forever discharges Seller, any shareholder, officer, director, employee, agent or person acting on behalf of Seller and any affiliate of Seller (the "Seller Group") of and from any and all claims, actions, causes of action, demands, rights, damages, liabilities and costs whatsoever, direct or indirect, known or unknown, which Buyer now has or which may arise in the future, against any of the Seller Group related in any way to the Property. Buyer hereby agrees not to assert any claim for contribution, cost, recovery or otherwise against the Seller Group relating directly or indirectly to the physical condition of the Property including, without limitation, the existence of oil, lead paint, lead, radon, asbestos, mold, or hazardous materials or substances on, or the environmental condition of, the Property, whether known or unknown.
Buyer further acknowledges that "Natural Hazards" described in the following California code sections (the “Natural Hazard Laws”) may affect the Property: Government Code Sections 8589.4; 8589.3;  Government. Code Sections 51183.4, 51183.5 (Fire Hazard Severity Zone); Public Resource Code Section 2621.9 (Earthquake Fault Zone); Public Resource Code Section 2694 (Seismic Hazard Zone); and Public Resource Code Section 4136 (Wildland Area). Buyer acknowledges and agrees that Buyer has had the opportunity to independently evaluate and investigate whether any or all of such Natural Hazards affect the Property and Seller shall have no liabilities or obligations with respect thereto. Without limiting the foregoing, Buyer acknowledges and agrees that Buyer knowingly and intentionally waives any disclosures, obligations or requirements of Seller with respect to Natural Hazards, including, without limitation, any disclosure obligations or requirements under the aforementioned code sections or under California Civil Code section 1102. Buyer represents that Buyer has experience acquiring and conducting due diligence and that this waiver has been negotiated and is an essential aspect of the bargain between the parties.
In connection with the release and waiver set forth in this Article 6(b), Buyer acknowledges that Buyer is aware of the provisions of Section 1542 of the California Civil Code which reads as follows:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.”
Buyer hereby waives the provisions of such Section 1542 of the California Civil Code and the provisions of any similar laws as to the release and waiver set forth in this Article 6(b) or any other release of Seller by Buyer contained in this Contract or in the documents to be delivered at Closing. Buyer realizes, agrees and acknowledges that factual matters now unknown to Buyer may have given or hereafter give rise to claims which are presently unknown, unanticipated and unsuspected, and the release provided hereunder has been negotiated and agreed upon in light of that realization. This Article 10.2 shall survive the Closing and delivery of the Deed.

10.3Negotiated Provision

Buyer realizes, agrees and acknowledges that factual matters now unknown to Buyer may have given or hereafter give rise to claims which are presently unknown, unanticipated and unsuspected, and the release provided in this Article 10 has been negotiated and agreed upon in light of that realization. Notwithstanding the foregoing, nothing in this Contract shall be deemed to be a release of any liability Seller may have to third parties arising prior to the Closing Date. This Article 10 shall survive the Closing and delivery of the Deed.

TO SIGNIFY THEIR AWARENESS AND AGREEMENT TO BE BOUND BY THE TERMS AND PROVISIONS OF THIS ARTICLE 10, BUYER AND SELLER HAVE SEPARATELY INITIALED BELOW. SELLER INITIALS: /s/ TW BUYER’S INITIALS: /s/ SRS

ARTICLE 11. REPRESENTATIONS AND WARRANTIES

11.1    Representations and Warranties of Seller

In order to induce Buyer to enter into this Contract and to consummate the purchase of the Property, Seller hereby represents and warrants to Buyer as of the date of this Contract and as of the Closing Date (updated to reflect the then state of facts if expressly permitted herein) as follows:

(a)    Seller is a limited liability company duly and validly organized and existing, in good standing and governed by the laws of Delaware and qualified to do business in the State. This Contract, including the authority to transfer the Property to Buyer, and all documents that are to be executed by Seller and delivered to Buyer at the Closing are, or, solely with respect to such documents to be delivered at Closing, at the time of Closing will be, duly authorized, executed and delivered by Seller, and all consents required under Seller's organizational documents or by law have been or, solely with respect to such documents to be delivered at Closing, will have been obtained before Closing. This Contract and such documents are, or at the Closing will be, legal, valid, and binding obligations of Seller, and do not, and, at the time of Closing will not, violate any provisions of any agreement or judicial order to which Seller is a party or to which it is subject.

(b)    To Seller’s actual knowledge, the Rent Roll is a true, complete and correct listing of all Leases in effect as of the date of this Contract or the Closing Date, as applicable. The Rent Roll is the rent roll used and relied upon by Seller in its operation of the Property. To Seller’s actual knowledge, there are no persons in occupancy of or who have any rights to occupy any portion of the Property, other than residential tenants under the Leases. To Seller’s actual knowledge, except as set forth in the Rent Roll, no tenant of any portion of the Property is in default in any monetary obligation under its Lease.

(c)    To Seller’s actual knowledge, Seller has made available to Buyer true and complete copies of the Leases, and all extensions, renewals and amendments thereto.

(d)    To Seller’s actual knowledge, except as set forth in the Rent Roll, the rents set forth in the Leases are being collected on a current basis and no tenant has paid rent more than one (1) month in advance.

(e)    To Seller’s actual knowledge, Exhibit I attached hereto and incorporated herein by reference is a complete list of all management, service, supply and maintenance agreements, equipment leases, and all other contracts and agreements with respect to or affecting the Property as of the date of this Contract that either must be assumed by Buyer or may be assumed by Buyer (collectively with all extensions, renewals and amendments thereto, the "Operating Contracts"), but specifically excluding (i) any contracts the existence or terms of which Seller is prohibited from disclosing pursuant to the terms thereof, (ii) any property management agreements, or (iii) master agreements between Seller and the respective vendor that cover the Property and other properties of Seller and its affiliates (collectively, the “Excluded Contracts”). To Seller’s actual knowledge, Seller has made available to Buyer true and complete copies of the Operating Contracts. To Seller’s actual knowledge, all Operating Contracts are in full force and effect and free from material default.

(f)    To Seller’s actual knowledge and except as set forth in any reports delivered by Seller to Buyer, Seller has not received any written notice from governmental authorities advising Seller of any violation of any law or regulation applicable to the Property which has not been cured, including the presence, now or in the past, on, under or affecting the Property of asbestos, mold, lead, radon or hazardous material, waste or substances in violation of applicable law, which remains uncured. As used in this Contract, hazardous material, waste or substances means material, waste or substances which pose a serious hazard to human health and the use, generation, processing, storage, release, discharge and presence thereof is regulated by the State or the United States of America.

(g)    Except as set forth in Exhibit J attached hereto and incorporated herein by reference, to the Seller’s actual knowledge, there is not now pending nor has there been threatened in writing, any action, suit or proceeding against or affecting Seller or the Property before or by any federal or state court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, wherein an unfavorable ruling, decision or finding, upon consummation of the sale contemplated hereby to Buyer or otherwise, may reasonably be expected to have a material adverse effect on the business or prospects of or on the condition or operations of the Property, or would interfere with Seller's ability to consummate the transactions by this Contract.

(h)    Seller is not a "foreign person" as defined by the Internal Revenue Code ("IRC"), Section 1445. Seller will execute and deliver to Buyer at Closing an affidavit or certification in compliance with IRC Section 1445.

(i)    Seller is in compliance with the requirements of Executive Order No. 13224, 66 Fed. Reg. 49079 (Sept. 23, 2001) (the “Order”) and other similar requirements contained in the rules and regulations of the Office of Foreign Assets Control, Department of the Treasury (“OFAC”) and in any enabling legislation or other Executive Orders or regulations in respect thereof (the Order and such other rules, regulations, legislation, or orders are collectively called the “Orders”).

(j)    Seller has not: (i) made a general assignment for the benefit of creditors; (ii) filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by Seller’s creditors; (iii) suffered the appointment of a receiver to take possession of all, or substantially all, of Seller’s assets; (iv)

suffered the attachment or other judicial seizure of all, or substantially all, of Seller’s assets; (v) admitted in writing its inability to pay its debts as they come due; or (vi) made an offer of settlement, extension or composition to its creditors generally.

11.2    Knowledge Standard

Any representations and warranties made to the actual knowledge of Seller shall be deemed to be the current, conscious knowledge of Tim Walters, the Senior Vice President for Investments, and Deborah Coombs, the Senior Vice President for Operations for the region in which the Property is located, without imputation of knowledge or duty of investigation or inquiry.

11.3    Limitations

Seller shall not be liable to Buyer for any representation or warranty which is untrue at the time of Closing and with respect to which Buyer had knowledge thereof at that time. Furthermore, any claim for a breach of representation and warranty by Seller must be commenced by the filing of a complaint not later than December 31, 2015. No single claim may be brought against Seller unless the amount of the claims exceeds $50,000, and Seller’s liability for all claims, in the aggregate, shall be capped at One Million Five Hundred Thousand Dollars ($1,500,000.00), which sum shall be Seller’s sole liability.

11.4    Representations and Warranties Of Buyer

Buyer hereby represents and warrants to Seller as of the date hereof and as of the Closing Date as follows:

(a)    Buyer is a limited partnership, duly and validly organized and existing under the laws of Delaware, and at Closing will be qualified to do business in the State. This Contract and all documents executed by Buyer that are to be delivered to Seller at the Closing are, or at the time of Closing will be, duly authorized, executed and delivered by Buyer. This Contract and such documents are, or at the Closing will be, legal, valid, and binding obligations of Buyer, and do not, and, at the time of Closing will not, violate any provisions of any agreement or judicial order to which Buyer is a party or to which it is subject.

(b)    There are no proceedings pending or, to Buyer's knowledge, threatened against it in any court or before any governmental authority or any tribunal which, if adversely determined, would have a material adverse effect on its ability to purchase the Property or to carry out its obligations under this Contract.

(c)    Buyer is in compliance with the Orders.

ARTICLE 12. OPERATIONS

12.1    Operational Covenants

(a)    Between the date hereof and the Closing, Seller agrees hereby that it will maintain, operate, rent and manage the Property in its customary manner as of the date of this Contract. Until the Closing Date, Seller shall maintain insurance on the Premises as currently insured.

(b)    Seller shall not remove any material item of the Personal Property from the Premises unless the same is obsolete and is replaced by tangible personal property of equal or greater utility and value.

(c)    Seller shall not without the prior written consent of Buyer, which consent shall not be unreasonably withheld, enter into any contract (but excluding new leases entered into in the ordinary course of business) which could bind Buyer or the Property after the Closing unless the same may be canceled on thirty (30) days’ notice at no cost. Failure of Buyer to respond within three (3) business days of written request from Seller for consent shall be deemed consent by Buyer.

(d)    Seller will give Buyer prompt written notice of any threatened or actual litigation, suit, arbitration, unsatisfied order or judgment, governmental investigation or proceeding concerning or affecting the Property which is instituted after the date of this Contract and for which Seller has received written notice.

(e)    To the extent that any rental units become vacant at the Property more than five (5) business days prior to the Closing Date, Seller shall cause such vacant units to be put in rent ready condition in accordance with Seller's present Property operations, and if Seller fails to place such units in rent ready condition by the Closing Date (“Non-Rent Ready Unit”), Seller shall grant to Buyer a credit at Closing against the Purchase Price in an amount equal to Seven Hundred Fifty Dollars ($750.00) for each such Non-Rent Ready Unit. Units that become vacant five (5) business days or less prior to the Closing shall be assumed to be non-rent ready and accordingly, Buyer shall receive the applicable rent ready credit(s) therefor. Rent-ready condition shall mean the condition in which Seller currently delivers vacant units to new tenants at the Property, painted and cleaned, with all appliances, fixtures, and equipment therein in good working order. In connection with the covenant in this Section 12.1(e), within two (2) business days prior to the Closing Date, Buyer will be permitted to inspect the vacant units at the Property with a representative of Seller upon not less than 24 hours prior notice to Seller to determine what units are not in rent ready condition.

(f)    Seller will promptly give written notice to Buyer of all written notices received by Seller asserting any breach or default under any of the Leases or the Operating Contracts or any violation of any licenses and permits or any covenants, conditions, restrictions, laws, statutes, rules, regulations or ordinates applicable to the Property.

12.2    Operating Contracts

(a)    Not less than three (3) business days after the Due Diligence Expiration Date, Buyer shall give Seller notice specifying the Operating Contracts (other than those designated on Exhibit I as Operating Contracts that must be assumed by Buyer), if any, that Buyer requires Seller to terminate (the “Terminated Contracts”). Seller shall send notice to the vendors terminating the Terminated Contracts. Any Terminated Contract for which notice of termination has been given, but which will not terminate until after Closing due to a required minimum notice period, shall not be deemed a Terminated Contract and shall be assumed by Buyer.

(b)    Buyer shall assume all of the Operating Contracts other than the Terminated Contracts.

(c)    If the assignment of an Operating Contract requires the consent of the vendor and Seller is unable to obtain the required consent, then the Operating Contract shall be terminated by Seller at its expense.

ARTICLE 13. CLOSING ADJUSTMENTS AND COSTS

13.1    Pro-Rations

(a)    All normal and customarily pro-ratable items, including without limitation, real estate taxes (based upon the most recent tax bills with a readjustment as specified below), and personal property taxes and assessments, utility bills (except as hereinafter provided), collected rents and other income, and Operating Contract payments (under Operating Contracts assumed by Buyer including those for which notice of termination has been given pursuant to section 12.2(a) but have not yet expired), shall be prorated in escrow as of the Closing Date, Seller being charged and credited for all of the same relating to the period up to the Closing Date and Buyer being charged and credited for all of the same relating to the period on and after the Closing Date.

(b)    If Closing occurs before that year's tax bills are available, the proration will be based on the latest tax rate applied to the latest tax value. If an estimated proration is made, then after the taxes and assessments for the year in which the Closing occurs are finally assessed, within 30 days after demand, Buyer shall refund to Seller any amount overpaid by Seller or Seller shall pay to Buyer the amount of any deficiency in the proration.

(c)    No proration shall be made in relation to delinquent rents existing, if any, as of the Closing Date. In adjusting for uncollected rents, no adjustment shall be made in Seller's favor for rents which have accrued and are unpaid as of Closing, but Buyer shall pay Seller such accrued and unpaid rents, as and when collected by Buyer, it being agreed that Buyer shall not be deemed to have collected any such arrearages attributable to the period prior to Closing until such time as the tenant is current in the payment of all rents accruing in the month of and after the Closing. Buyer agrees to bill tenants of the Property for all past due rents and to take any additional reasonable actions requested by Seller to collect rents that are accrued but unpaid as of the Closing for a period of twelve (12) months, provided that Buyer shall not be obligated to incur any out‑of‑pocket third party expense in connection with such actions and Buyer shall not be obligated to take any action to terminate a tenancy. Seller reserves the right to bring suit against tenants of the Property to collect for accrued but unpaid rents owed Seller as of the Closing Date, but Seller may not, subsequent to Closing, bring suit for possession of the premises occupied by such tenants. Non-refundable fees or deposits, including pet deposits, amenity fees, pet fees, application fees, or parking fees, paid by tenants to Seller prior to the Closing Date shall not be prorated. Buyer shall receive a credit for all Security Deposits, together with accrued interest as required by the Leases or by law.

(d)    Seller shall terminate all utility accounts in its name as of the Closing Date. Any deposits in connection with such utility accounts shall be released to Seller and shall not be assigned to Buyer at Closing. Buyer shall arrange to have all necessary utility accounts opened and deposits made in Buyer’s name as of the Closing Date. To the extent utilities are in the name of any tenant, Buyer shall notify the utility providers that, as of the Closing Date, upon the termination of any utilities in the name of any tenant, the utility service shall revert to Buyer and Seller shall have no liability therefor. Buyer acknowledges that Seller recovers the cost of certain utility services originally paid for by Seller by billing each tenant in arrears for an allocated share of those utility costs (collectively, the “Utility Reimbursements”). At Closing, Seller shall receive a credit representing two (2) months’ average utility billings for the Property (based upon the prior six (6) month average) as an estimate of the amount of Utility Reimbursements accruing before Closing, but not payable until after the Closing, which amount shall be reasonably approved by Seller and Buyer. Buyer shall bill tenants for Utility Reimbursements that are uncollected as of the Closing Date, and for Utility Reimbursements that relate to periods prior to the Closing Date, but for which reimbursement amounts have not yet been billed (collectively, the “Uncollected Utilities”). Buyer shall bill and collect Uncollected Utilities in the same manner as Uncollected Rents (as defined below). For Utility

Reimbursements not yet billed to tenants, Seller shall provide to Buyer the allocation worksheets, when available, to enable Buyer to bill tenants.

(e)    Insurance premiums shall not be prorated. Neither insurance policies nor, except as contemplated in Article 5, any claims or amounts payable under insurance policies will be assigned to Buyer. Seller shall be entitled to all refunds of any premiums for insurance policies maintained by Seller with respect to the Property.

(f)    Except as provided above with respect to real estate taxes and assessments, the provisions of this section 13.1 shall survive the Closing for a period of ninety (90) days at which time there will be a one-time readjustment, if necessary.

(g)    Seller bears responsibility for all tenant improvement costs and/or brokerage commissions due and owing with respect to any of the Leases related to the period prior to the Closing Date.

13.2    Closing Costs

Except as hereinafter specifically provided, Seller and Buyer shall allocate all closing costs between them in accordance with standard practice in the local jurisdiction in which the Property is located. Each of Seller and Buyer shall be responsible for preparing such documents as it is obligated to deliver pursuant to Article 5 hereof and for its own legal expenses. Seller and Buyer agree to allocate closing costs as follows:

(i)    Transfer taxes shall be paid by Seller.

(ii)    Seller shall pay the premium for the basic title insurance coverage for Buyer’s Title Policy and Buyer shall pay the premium for extended title insurance coverage and any endorsements.

(iii)    Survey expenses shall be paid by Buyer.

(iv)    The cost of preparation and recordation of any releases and termination statements required to clear title to the Property shall be paid by Seller.

(v)    The cost of recordation of the Deed shall be shared equally by Seller and Buyer.

(vi)    Escrow charges, if any, shall be split equally between Seller and Buyer.

13.3    Closing Statement

Escrow Agent shall prepare the Closing Statement setting forth the manner of computation of the closing adjustments and costs, the first draft of which should be provided to the parties no later than two (2) full business days prior to Closing.

ARTICLE 14. BROKER

14.1    Indemnity

Each party represents hereby to the other that it dealt with no broker in the consummation of this Contract except for Moran and Company ("Broker"), and each party indemnifies the other from any claim arising from the breach of such representation by the indemnifying party. This indemnity shall survive Closing.

14.2    Payment of Commission

Any commission due Broker shall be paid by Seller through the Escrow upon the Closing, as provided in a separate agreement between Seller and Broker, and Escrow Agent shall obtain and provide to Buyer and Seller a receipt from such broker at Closing.

ARTICLE 15. MISCELLANEOUS PROVISIONS

15.1    Recording

It is agreed hereby that this Contract shall not be filed for recording with any governmental body.

15.2    Notice

Any notice, consent or approval required or permitted to be given under this Contract shall be in writing and shall be deemed to have been given upon (i) hand delivery, (ii) one business day after being deposited with Federal Express or another reliable overnight courier service for next day deliver, (iii) upon facsimile or e-mail transmission (except that if the date of such transmission is not a business day, then such notice shall be deemed to be given on the first business day following such transmission), or (iv) two business days after being deposited in the United States mail, registered or certified mail, postage prepaid, return receipt required, and addressed as follows:

To Seller:	c/o AvalonBay Communities, Inc. 2050 Main Street, Suite 1200 Irvine, California 92614 Attention: Tim Walters, Senior Vice President - Investments Fax: (949) 724-9208 e-mail: twalters@avalonbay.com

c/o AvalonBay Communities, Inc.
Ballston Tower
671 N. Glebe Road, Suite 800
Arlington, Virginia 22203
Attention: Brian Lerman, Esq., Director - Senior Counsel
Fax: (703) 329-4830
Email: brian_lerman@avalonbay.com

And to: To Buyer:
Goulston & Storrs
400 Atlantic Avenue
Boston, Massachusetts 02110
Attention: Steven Schwartz, Esq.
Fax: (617) 574-7636
e-mail: sschwartz@goulstonstorrs.com

Resource Real Estate, Inc.
1845 Walnut Street, 18th Floor
Philadelphia, PA 19103
Attention: Pamela Arms
Telephone: 215-640-6607
Fax No.: 215-761-0491
Email: parms@resourcerei.com

With a copy to:	Resource Real Estate, Inc. 1845 Walnut Street, 18th Floor Philadelphia, PA 19103 Attention: Aldie Jennings Loubier, Esq. Telephone: 215-209-4424 Fax No.: 215-553-8426 Email: aloubier@resourcerei.com
To Escrow Agent:	First American Title Insurance Company 666 3rd Avenue, 5th Floor New York, New York 10017 Attention: Phillip Salomon, Esq. Fax: (212) 331-0428 File number: 3020-618689 or such other address as either party may from time to time specify in writing to the other.

15.3    Captions

The captions in this Contract are inserted only for the purpose of convenient reference and in no way define, limit or prescribe the scope or intent of this Contract or any part hereof.

15.4    Successors and Assigns

(a)    This Contract shall be binding upon the parties hereto and their respective successors and assigns.

(b)    Subject to Buyer's right to assign this Contract to an entity controlled by or under common control with Buyer or its affiliates prior to Closing without Seller’s consent, in which case Buyer shall remain fully liable hereunder, Buyer may not assign this Contract nor any of the rights or benefits thereof including, without limitation, the benefit of the representations and warranties contained in Article 11 hereof, to any third party either before or after the Closing without the written consent of Seller which may be given or withheld in Seller’s sole discretion, and any such unauthorized attempted assignment shall be null and void.

15.5    Governing Law

The laws of the state, commonwealth, or federal district in which the Property is located (the “State”) shall govern the validity, construction, enforcement and interpretation of this Contract.

15.6    Multiple Counterparts

This Contract may be executed in any number of identical counterparts. If so executed, each of such counterparts shall constitute this Contract. In proving this Contract, it shall not be necessary to produce or account for more than one such counterpart.

15.7    Entire Agreement

The parties understand and agree that their entire agreement is contained herein and that no warranties, guarantees, statements, or representations shall be valid or binding on a party unless set forth in this Contract. It is further understood and agreed that all prior understandings and agreements heretofore had between the parties are merged in this Contract which alone fully and completely expresses their agreement and that the same is entered into after full investigation, neither party relying on any statement or representation not embodied in this Contract. This Contract may be changed, modified, altered or terminated only by a written agreement signed by the parties hereto.

15.8    Post‑Closing Obligations

After the Closing, Seller and Buyer shall cooperate with one another at reasonable times and on reasonable conditions and shall execute and deliver such instruments and documents as may be necessary in order fully to carry out the intent and purposes of the transactions contemplated hereby. Except for such instruments and documents as the parties were originally obligated to deliver by the terms of this Contract, such cooperation shall be without additional cost or liability. The provisions of this section shall survive the Closing and delivery of the Deed.

15.9    Waiver of Jury Trial

EACH OF SELLER AND BUYER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT EITHER OR BOTH MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS CONTRACT OR ANY DOCUMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF EITHER PARTY.

15.10    Additional Offers

Seller shall not negotiate with, accept “back up” offers from, or enter into a binding or non-binding agreement with, any other party with respect to the purchase and sale of the Property.

15.11    Like-Kind Exchange

Each party agrees to cooperate reasonably with the other party in effecting an exchange transaction which includes the Property pursuant to Section 1031 of the United States Internal Revenue Code, provided that any exchange initiated by either party shall be at such party’s sole cost and expense, nor delay the Closing. In addition, the initiating party shall indemnify and hold the other party harmless from any and all cost, expense or liability incurred solely as a result of the other party accommodating such tax deferred exchange. The provisions of this paragraph shall survive the Closing indefinitely.

15.12    Time of the Essence

Time is of the essence of this Contract. As used in this Contract, the term “business day” shall mean any day other than a Saturday, Sunday or recognized federal holiday or a recognized state holiday of the State. If the last date for performance by either party under this Contract occurs on a day which is not a business day, then the last date for such performance shall be extended to the next occurring business day.

15.13    Rule 3-14 Compliance.

Seller shall provide to Buyer (at Buyer’s expense) copies of, or shall provide Buyer reasonable access to, such factual information as may be reasonably requested by Buyer, and in the possession or control of Seller, necessary to enable Buyer's auditor to conduct an audit, in accordance with Rule 3-14 of Securities and Exchange Commission Regulation S-X (“Regulation S-X”), of the income statements of the Property for the year to date of the year in which Closing occurs plus the one (1) immediately preceding calendar year.  Buyer shall be responsible for all costs associated with this audit.  Seller shall reasonably cooperate (at no cost to Seller) with Buyer’s auditor in the conduct of such audit, which will include verbal requests for information regarding internal controls and follow-up questions on the financial information provided to the Buyer.  In connection with the foregoing, (i) Buyer or its designated independent or other auditor may audit Seller’s operating statements of the Property, at Buyer’s expense, and Seller shall provide such documentation as Buyer or its auditor may reasonably request in order to complete such audit, and (ii) Seller shall furnish to Buyer such financial and other information as may be reasonably required by Buyer or any affiliate of Buyer to make any required filings with the Securities and Exchange Commission or other governmental authority.  Notwithstanding anything in this Section 15.13 to the contrary, (i) in no event shall Seller have any liability or obligation to Seller whatsoever arising out of, or in connection with, Buyer’s exercise of its rights under this Section 15.13, including without limitation, as a result of any information discovered by Buyer or any of its agents in its audits or other review of information provided pursuant to this Section, and (ii) the provisions of this Section 15.13 derogate from, or limit in any manner, the provisions of Article 10 hereof.

ARTICLE 16. CONFIDENTIALITY

Buyer agrees to hold all materials and information related to the Property and this transaction, including the existence and terms of this Contract, whether received from Seller, third parties, or generated by Buyer, in the strictest confidence and not disclose the same to any third parties; provided, however, Buyer may disclose such information for use only in connection with evaluating this transaction to its officers, directors, employees, consultants, attorneys, potential investors, potential lenders and their advisors and agents so long as such persons are informed by Buyer of the confidential nature of such information and are directed by Buyer to treat such information confidentially. If this Contract is terminated prior to the Closing Date, all such confidences shall continue to be maintained. In the event this Contract is terminated, whether before or after the Due Diligence Expiration Date, Buyer and its respective officers, directors, employees, consultants, advisors, attorneys, and agents shall deliver to the Seller, upon request, all documents and other materials, and all copies thereof, obtained from Seller or its agents in connection with this Contract. Any public announcement of this transaction shall be made only with the mutual approval of Seller and Buyer. Notwithstanding the foregoing, Seller and Buyer shall be permitted to make filings and disclosures related to the transactions contemplated by this Contract as may, in such party’s reasonable judgment, be required by applicable law, including, without limitation, disclosures required to be made to the Securities and Exchange Commission, provided such party obtains consent to the content of such disclosure from such other party, which consent cannot be unreasonably withheld, conditioned or delayed. Buyer shall be deemed to have obtained Seller’s consent to any disclosure (i) if Seller fails to respond to Buyer’s request for consent within two (2) business days and (ii) if the content of such disclosure is identical or substantially similar to the form 8-K approved by Seller prior to the date of this Contract. By execution of this Contract, Escrow Agent hereby agrees to maintain the existence of this Contract and the nature and details of the transaction contemplated hereby in confidence, unless Escrow Agent is required by law to disclose some or all of such information.

ARTICLE 17. DUTIES AND RESPONSIBILITIES OF ESCROW AGENT

17.1    Application of Deposit

Escrow Agent shall deliver the Deposit to Seller or Buyer promptly after receiving a joint written notice from Seller and Buyer directing the disbursement of the same, such disbursement to be made in accordance with such direction. If Escrow Agent receives written notice from Buyer or Seller that the party giving such notice is entitled to the Deposit, which notice shall describe with reasonable specificity the reasons for such entitlement, then Escrow Agent shall (i) promptly give notice to the other party of Escrow Agent's receipt of such notice and enclosing a copy of such notice and (ii) subject to the provisions of the following section, on the tenth (10th) business day after the giving of the notice referred to in clause (i) above, deliver the Deposit to the party claiming the right to receive it.

17.2    Dispute

If Escrow Agent shall be uncertain as to its duties or actions hereunder or shall receive instructions or a notice from Buyer or Seller which are in conflict with instructions or a notice from the other party or which, in the reasonable opinion of Escrow Agent, are in conflict with any of the provisions of this Contract, it shall be entitled to take any of the following courses of action:

(a)    Hold the Deposit (and any other documents received by Escrow Agent) as provided in this Contract and decline to take any further action until Escrow Agent receives a joint written direction from Buyer and Seller or any order of a court of competent jurisdiction directing the disbursement of the Deposit (and, if applicable such other documents), in which case Escrow Agent shall then disburse the Deposit (and, if applicable, such other documents) in accordance with such direction;

(b)    In the event of litigation between Buyer and Seller, Escrow Agent may deliver the Deposit (and any other documents received by Escrow Agent) to the clerk of any court in which such litigation is pending; or

(c)    Escrow Agent may deliver the Deposit (and any other documents received by Escrow Agent) to a court of competent jurisdiction and therein commence an action for interpleader, the cost thereof to Escrow Agent to be borne by whichever of Buyer or Seller does not prevail in the litigation.

17.3    Liability; Miscellaneous

(a)    Escrow Agent shall not be liable for any action taken or omitted in good faith and believed by it to be authorized or within the rights or powers conferred upon it by this Contract and it may rely, and shall be protected in acting or refraining from acting in reliance upon an opinion of counsel and upon any directions, instructions, notice, certificate, instrument, request, paper or other documents believed by it to be genuine and to have been made, sent, signed or presented by the proper party or parties. In no event shall Escrow Agent's liability hereunder exceed the aggregate amount of the Deposit. Escrow Agent shall be under no obligation to take any legal action in connection with the Deposit or this Contract or to appear in, prosecute or defend any action or legal proceedings which would or might, in its sole opinion, involve it in cost, expense, loss or liability unless, in advance, and as often as reasonably required by it, Escrow Agent shall be furnished with such security and indemnity as it finds reasonably satisfactory against all such cost, expense, loss or liability. Notwithstanding any other provision of this Contract, Buyer and Seller jointly indemnify and hold harmless Escrow Agent against any loss, liability or expense incurred without bad faith on its part and arising out of or in connection with its services under the terms of this Contract, including the cost and expense of defending itself against any claim of liability.

(b)    Escrow Agent shall not be bound by any modification of this Contract affecting Escrow Agent’s duties hereunder unless the same is in writing and signed by Buyer, Seller and Escrow Agent. From time to time on or after the date hereof, Buyer and Seller shall deliver or cause to be delivered to Escrow Agent such further documents and instruments that fall due, or cause to be done such further acts as Escrow Agent may reasonably request (it being understood that the Escrow Agent shall have no obligation to make any such request) to carry out more effectively the provisions and purposes of this Contract, to evidence compliance with this Contract or to assure itself that it is protected in acting hereunder.

(c)    Unless otherwise agreed in writing by Buyer and Seller, Escrow Agent shall serve hereunder without fee for its services as escrow agent, but shall be entitled to reimbursement for expenses incurred hereunder, which expenses shall be paid and borne equally by Buyer and Seller, unless such expenses are associated with litigation between Buyer and Seller, in which event they shall be borne by the party that does not prevail in the litigation. Escrow Agent agrees that it will not seek reimbursement for the services of its employees or partners, but only for its actual and reasonably incurred out‑of‑pocket expenses.

ARTICLE 18.     PROHIBITION OF CONDOMINIUM CONVERSION.

Buyer represents, warrants and covenants to Seller that, to the fullest extent permitted by law, Buyer shall not, for a period ending on December 31, 2019 (the “Termination Date”), convert the Property into condominiums or similar forms of subdivided ownership. In connection with the foregoing, Buyer further agrees that (a) the prohibition against condominium conversions is reasonable under the circumstances existing as of the date hereof, (b) if Buyer sells or otherwise transfers the Property prior to the Termination Date, then Buyer shall notify its buyer in writing of this restriction and include a similar prohibition against condominium conversions in any purchase and sale or similar agreement to so transfer the Property, (c) Buyer shall indemnify, defend, protect and hold the Seller Group harmless, from any and all claims, losses, proceedings, damages, causes of action, liability, costs or expenses (including attorneys' fees) resulting from Buyer’s breach of the representation, warranty and covenant contained in this Article 18, without in any way limiting the materiality of the other provisions of this Contract, the provisions of this Article 18 are material and included as a material portion of the consideration given by Buyer to Seller in exchange for Seller’s performance under this Contract, (e) Buyer acknowledges that Seller has given Buyer material concessions regarding this transaction in exchange for Buyer agreeing to the provisions of this Article 18, and (f) Buyer’s obligations under this Article 18 shall expressly survive the Closing and the delivery of the Deed. In addition, Buyer acknowledges and agrees that its breach of the terms and conditions of this Article 18 will constitute immediate and irreparable damage to the Seller, which cannot be fully and adequately compensated in money damages and which will warrant preliminary and other injunctive relief, an order for specific performance, and other equitable relief. In connection with the foregoing, Buyer further agrees that no bond or other security shall be required in obtaining such equitable relief and Buyer hereby consent to the remedy of an injunction or specific performance to the extent Seller is entitled thereto. Buyer acknowledges that Seller’s remedies hereunder are cumulative and other action may be taken and remedies enforced against it in the event of a breach of this Section. At the Closing, Buyer and Seller shall, at Seller’s election, incorporate the foregoing prohibition into the Deed or a memorandum of agreement (the “Memorandum”) which shall be recorded in the Official Records of Orange County at the Closing after the Deed but, in all events, prior to any deeds of trust or other instruments securing any financing obtained by Buyer to acquire the Property.

IN WITNESS WHEREOF, the parties hereto have executed this Contract as of the day and date first written above.

SELLER:

LMI RIVERBEND LLC,
a Delaware limited liability company

By:	Lake Mendota Investments LLC, a Delaware
limited liability company, its Manager

By:	ASN Lake Mendota Investments LLC, a Delaware
limited liability company, its manager

By:    Archstone Residual JV, LLC, a Delaware
limited liability company, its sole member

By:    AVB Development Transactions, Inc., a
Maryland corporation, its Designated Manager

By:     /s/ Timothy Walters
Name: Timothy Walters
Title: SVP Investments

BUYER:

RESOURCE REAL ESTATE OPPORTUNITY OP, LP,
a Delaware limited partnership

By:    Resource Real Estate Opportunity REIT, Inc.,
a Maryland corporation, its general partner

By:    /s/ Steven R. Saltzman
Name: Steven R. Saltzman
Title: SVP and CFO

ESCROW AGENT:

FIRST AMERICAN TITLE INSURANCE COMPANY

By: /s/ Jack Feirman
Name: Jack Feirman
Title: Senior Underwriting Counsel

EXHIBIT A

DESCRIPTION OF REAL PROPERTY

LOTS 1 TO 7, INCLUSIVE, AND LOT A OF TRACT NO. 12374, IN THE CITY OF YORBA LINDA, COUNTY OF ORANGE, STATE OF CALIFORNIA, AS SHOWN ON A MAP RECORDED IN BOOK 549, PAGES 10 TO 19 INCLUSIVE OF MISCELLANEOUS MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.
EXCEPTING ALL MINERALS, OILS, GAS, PETROLEUM AND OTHER HYDROCARBON SUBSTANCES IN OR UNDER, OR WHICH MAY BE PRODUCED FROM SAID LAND WHICH UNDERLIES A PLANE PARALLEL TO AND 500 FEET BELOW THE PRESENT SURFACE OF SAID LAND, FOR THE PURPOSE OF PROSPECTING FOR, THE EXPLORATION, DEVELOPMENT, PRODUCTION, EXTRACTION AND TAKING OF SAID MINERALS, OIL, GAS, PETROLEUM AND OTHER HYDROCARBON SUBSTANCES FROM SAID LAND BY MEANS OF MINES, WELLS, DERRICKS AND/OR OTHER EQUIPMENT FROM SURFACE LOCATIONS ON ADJOINING OR NEIGHBORING LAND OR LYING OUTSIDE OF THE ABOVE DESCRIBED LAND, IT BEING UNDERSTOOD THAT THE OWNER OF SUCH MINERALS, OIL, GAS, PETROLEUM AND OTHER HYDROCARBON SUBSTANCES AS SET FORTH ABOVE, SHALL HAVE NO RIGHT TO ENTER UPON THE SURFACE OF THE ABOVE DESCRIBED LAND BEING CONVEYED BY THIS DEED, NOR TO USE ANY OF THE SAID LAND OR ANY PORTION THEREOF ABOVE SAID PLANE PARALLEL TO AND 500 FEET BELOW THE PRESENT SURFACE OF THE SAID LAND FOR ANY PURPOSE WHATSOEVER, AS RESERVED IN THE DEEDS RECORDED NOVEMBER 14, 1978 IN BOOK 12922, PAGE 519 AND OTHERS, OF OFFICIAL RECORDS.

A-1

EXHIBIT B

Personal Property Inventory

B-1

EXHIBIT C

RENT ROLL

C-1

EXHIBIT D

FORM OF DEED

RECORDING REQUESTED BY AND
WHEN RECORDED RETURN TO AND
MAIL TAX STATEMENT TO:

____________________________
____________________________
____________________________
Attn: _______________________

____________________________________________________________________________________
(space above line for Recorder's use only)

GRANT DEED

In accordance with Section 11932 of the California Revenue and Taxation Code, Grantor has declared the amount of the transfer tax which is due by a separate statement which is not being recorded with this Grant Deed.
FOR VALUE RECEIVED, ____________________, a __________________ hereby GRANTS to ____________________________, a __________________, all that certain real property in the City of _____________, County of ____________, State of California, described on Schedule 1 attached hereto and by this reference incorporated herein (the “Property”) subject only to those matters described on Schedule ___.

IN WITNESS WHEREOF, the undersigned has executed this Grant Deed as of ______________, 2015.

___________________________________________

By:___________________________

Print Name:____________________

Its:___________________________

STATE OF ________________)
) ss.
COUNTY OF ______________)

On ________________, 2015, before me, the undersigned, a Notary Public in and for said County and State, personally appeared ________________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the within instrument.

WITNESS my hand and official seal.

_____________________________
Notary Public

SCHEDULE 1

LEGAL DESCRIPTION OF THE PROPERTY

That certain real property situated in the State of California, County of Orange, described as follows:

EXHIBIT E

BILL OF SALE

LMI Riverbend LLC ("Seller"), for and in consideration of the sum of ten dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, does hereby bargain, sell, grant, transfer, assign, and convey to __________________________, a ___________________ ("Buyer"), its successors and assigns, for its and their own use and benefit, forever, any and all personal property owned by Seller and now at, in or upon or used in connection with certain real property and buildings, structures and other improvements located thereon and known as Archstone Yorba Linda, located in Yorba Linda, California, and more particularly described in Exhibit A attached hereto (the "Premises"). Said personal property to include the following:

All items of personal property owned by Seller and located on the Premises or used in connection with the ownership or operation of the Premises, described in Exhibit B attached hereto and incorporated herein by reference, including, without implied limitation, whether or not listed on Exhibit B, all furniture, fixtures, equipment, machines, apparatus, appliances, supplies and personal property of every nature and description and all replacements thereof), but expressly excluding the trade names, trade marks and service marks listed on Schedule A attached hereto, and items of personal or intangible property owned by Seller and used in connection with the Property as part of Seller’s integrated systems of ownership, management and/or operations of apartment projects, such as, by way of example and without limitation, key entry system, computer and phone systems and software, corporate licenses, and management and financial report systems and software.

Seller makes no warranty, express or implied, as to the condition of the personal property or its merchantability of fitness for any particular purpose. By its acceptance of this Bill of Sale, Buyer acknowledges that it has fully inspected the personal property and Buyer accepts the same in its present use and "as is condition".

E-1

Seller does hereby agree to warrant and defend title to said personal property other than the Trade Name and intangible property unto Buyer, its successors and assigns.

LMI RIVERBEND LLC,
a Delaware limited liability company

By:	Lake Mendota Investments LLC, a Delaware
limited liability company, its Manager

By:	ASN Lake Mendota Investments LLC, a Delaware
limited liability company, its manager

By:    Archstone Residual JV, LLC, a Delaware
limited liability company, its sole member

By:    AVB Development Transactions, Inc., a
Maryland corporation, its Designated Manager

By:                         (SEAL)
Name:
Title:

E-2

EXHIBIT F

ASSIGNMENT AND ASSUMPTION AGREEMENT (RE: LEASES)

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT is made as of this _____ day of _______________, 2015, by and between Avalon California Value VIII, LLC ("Assignor") and _________________________, a ___________ ("Assignee").

Assignee has this date purchased from Assignor certain real property and the buildings, structures and other improvements located thereon (the "Premises"), known as _______________ in _________________, all more particularly described on Exhibit A attached hereto made a part hereof, and

WHEREAS, under the terms and conditions of the Purchase and Sale Contract pursuant to which the Premises were purchased, it was contemplated that Assignor and Assignee would enter into this Assignment;

NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto do hereby agree as follows:

1.    Assignor hereby transfers and assigns to Assignee all right, title and interest of Assignor, if any, in and to the following described property:

(a)    All leases, subleases and other occupancy agreements relating to or affecting the Premises, together with all guarantees of obligations of tenants and other parties under such leases and agreements, said leases and other agreements being more fully described in Exhibit B attached hereto and hereby made a part hereof (all together, the "Leases"); and

(b)    The current outstanding balance of all security deposits, key deposits, pet deposits, and prepaid rents, together with all interest accrued thereon if payable under the Leases or applicable law, as more fully described on Exhibit C hereto but excluding any non-refundable deposits (collectively, the "Security Deposits");

(c)    Assignor shall indemnify and defend Assignee against, and hold Assignee harmless from, any and all claims, liabilities and costs arising out of or relating to Assignor’s failure to perform any duty or obligation of Assignor under the Leases or with respect to the Security Deposits attributable to the acts or omissions of Assignor and arising prior to the date hereof.

TO HAVE AND TO HOLD all of the foregoing unto the Assignee, its successors and assigns, from and after the date hereof, subject to the terms, covenants, conditions and provisions contained herein.

2.    Assignee hereby accepts the foregoing assignment of the Leases and Security Deposits and does hereby covenant that with respect thereto:

(a)    Assignee shall indemnify and defend Assignor against, and hold Assignor harmless from, any and all claims, liabilities and costs arising out of or relating to Assignee's failure to perform any duty or obligation of Assignee under the Leases or with respect to the Security Deposits attributable to the acts or omissions of Assignee and arising after the date hereof.

F-1

(b)    Assignee hereby assumes all the duties and obligations of Assignor accruing from and after the date hereof under the Leases and with respect to the Security Deposits.

3.    This Agreement and the obligations of the parties hereunder shall survive the closing of the transactions referred to in the Purchase and Sale Contract, shall be binding upon and inure to the benefit of the parties hereto, their respective legal representatives, successors and assigns and shall be governed by and construed in accordance with the laws of the State of California and may not be modified or amended except by written agreement signed by both parties.

IN WITNESS WHEREOF, the parties have executed this agreement under seal on the day and year first above written.

ASSIGNOR:

LMI RIVERBEND LLC,
a Delaware limited liability company

By:	Lake Mendota Investments LLC, a Delaware
limited liability company, its Manager

By:	ASN Lake Mendota Investments LLC, a Delaware
limited liability company, its manager

By:    Archstone Residual JV, LLC, a Delaware
limited liability company, its sole member

By:    AVB Development Transactions, Inc., a
Maryland corporation, its Designated Manager

By:                     (SEAL)
Name:
Title:

ASSIGNEE:

F-2

EXHIBIT G

ASSIGNMENT AND ASSUMPTION AGREEMENT (RE: CONTRACTS AND INTANGIBLE PROPERTY)

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT is made as of this _____ day of _______________, 2015, by and between __________________
________________________, a ________________________, ("Assignor") and ________________________, a ________________________ ("Assignee").

WITNESSETH:

WHEREAS, Assignee has this date purchased from Assignor certain real property and buildings, structures and other improvements located thereon (the "Premises"), known as ______________ in ____________________, all more particularly described on Exhibit A attached hereto made a part hereof, and

WHEREAS, under the terms and conditions of the Purchase and Sale Contract pursuant to which the Premises were purchased, it was contemplated that Assignor and Assignee would enter into this Assignment;

NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto do hereby agree as follows:

1.    Assignor hereby transfers and assigns to Assignee all right, title and interest of Assignor, if any, in and to the following described property:

(a)    All those certain service, supply and maintenance agreements, equipment leases and other contracts with respect to or affecting the Premises which Buyer has elected to assume pursuant to the Purchase and Sale Contract for the Premises, all as specifically listed on Schedule "Contracts" attached hereto and made a part hereof (collectively, the "Contracts"); and

(b)    only to the extent the same are in Assignor’s possession or control and are assignable without payment, all intangible property owned by Assignor and related to or used in connection with the ownership, use or operation of the Premises (collectively the “Intangible Property”), including, without limitation, (1) all local transferable telephone exchange and facsimile numbers but excluding all toll free numbers, (2) all plans and specifications, engineering plans and studies, floor plans, landscape plans and warranties and guaranties; (3) all licenses, permits, certificates of occupancy, approvals, dedications, subdivision maps and entitlements now or hereafter issued, approved or granted by governmental agencies having jurisdiction over the Premises or any portion thereof, together with all renewals and modifications thereof (collectively, the “Licenses and Permits”); (4) all social media accounts and the logo, photo, video and e-brochure files for the Premises but excluding any such matters which include or are related to the Marks (as defined in the Purchase and Sale Contract ) or which are proprietary to Assignor or its affiliates.

Assignor shall indemnify and defend Assignee against, and hold Assignee harmless from, any and all claims, liabilities and costs arising out of or relating to Assignor’s failure to perform any duty or obligation of Assignor under the Contracts or with respect to the Contracts attributable to the acts or omissions of Assignor and arising prior to the date hereof.

TO HAVE AND TO HOLD all of the foregoing unto the Assignee, its successors and assigns, from and after the date hereof, subject to the terms, covenants, conditions and provisions contained herein.

2.    Assignee hereby accepts the foregoing assignment of the Contracts and the Intangible Property and does hereby covenant that with respect thereto Assignee hereby assumes all the duties and obligations of Assignor accruing from and after the date hereof under the Contracts.

Assignee shall indemnify and defend Assignor against, and hold Assignor harmless from, any and all claims, liabilities and costs arising out of or relating to Assignee’s failure to perform any duty or obligation of Assignee under the Contracts or with respect to the Contracts attributable to the acts or omissions of Assignee and arising after the date hereof.

3. This Agreement and the obligations of the parties hereunder shall survive the closing of the transactions referred to in the Purchase and Sale Contract, shall be binding upon and inure to the benefit of the parties hereto, their respective legal representatives, successors and assigns and shall be governed by and construed in accordance with the laws of the State of California and may not be modified or amended except by written agreement signed by both parties.

IN WITNESS WHEREOF, the parties have executed this agreement on the day and year first above written.

ASSIGNOR:

LMI RIVERBEND LLC,
a Delaware limited liability company

By:	Lake Mendota Investments LLC, a Delaware
limited liability company, its Manager

By:	ASN Lake Mendota Investments LLC, a Delaware
limited liability company, its manager

By:    Archstone Residual JV, LLC, a Delaware
limited liability company, its sole member

By:    AVB Development Transactions, Inc., a
Maryland corporation, its Designated Manager

By:                     (SEAL)
Name:
Title:

ASSIGNEE:

SCHEDULE “CONTRACTS”

EXHIBIT H

CERTIFICATION OF NON-FOREIGN STATUS
ENTITY TRANSFEROR

Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. For U.S. tax purposes (including section 1445), the owner of a disregarded entity (which has legal title to a U.S. real property interest under local law) will be the transferor of the property and not the disregarded entity. To inform the transferee that withholding of tax is not required upon the disposition of a U.S. real property interest by [name of transferor] (“Transferor”), the undersigned hereby certifies the following on behalf of Transferor:

1.    Transferor is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

2.    Transferor is not a disregarded entity as defined in §1.1445-2(b)(2)(iii) [or Transferor is a disregarded entity and __________ is its sole member];

3.    Transferor’s U.S. employer identification number is _________________; and

4.    Transferor’s office address is __________________________________________________.

Transferor understands that this certification may be disclosed to the Internal Revenue Service by transferee and that any false statement contained herein could be punished by fine, imprisonment or both.

Under penalties of perjury, I declare that I have examined this certification, and to the best of my knowledge and belief it is true, correct, and complete, and I further declare that I have authority to sign this document on behalf of Transferor.

H-1

Date: _____________________

LMI RIVERBEND LLC,
a Delaware limited liability company

By:	Lake Mendota Investments LLC, a Delaware
limited liability company, its Manager

By:	ASN Lake Mendota Investments LLC, a Delaware
limited liability company, its manager

By:    Archstone Residual JV, LLC, a Delaware
limited liability company, its sole member

By:    AVB Development Transactions, Inc., a
Maryland corporation, its Designated Manager

By:                 (SEAL)
Name:
Title:

H-2

EXHIBIT I

SCHEDULE OF OPERATING CONTRACTS

Operating Contracts that MUST be assumed by Buyer

Operating Contracts that MAY be assumed by Buyer

I-1

EXHIBIT J

SCHEDULE OF LITIGATION

J-2

EXHIBIT K

ASSIGNMENT AND ASSUMPTION AGREEMENT (RE: OWNER PARTICIPATION AGREEMENT AND DECLARATION OF RESTRICTIVE COVENANTS)

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT is made as of this _____ day of _______________, 2015, with an effective date of [insert actual transfer date] (the “Effective Date”) by and between __________________
________________________, a ________________________, ("Assignor") and ________________________, a ________________________ ("Assignee"), and consented and agreed to by the City of Yorba Linda (“City”).

WITNESSETH:

WHEREAS, Assignee has as of the Effective Date purchased from Assignor certain real property and buildings, structures and other improvements located thereon (the "Premises"), known as ______________ in ____________________, all more particularly described on Exhibit A attached hereto made a part hereof, and

WHEREAS, under the terms and conditions of the Purchase and Sale Contract pursuant to which the Premises were purchased, it was contemplated that Assignor and Assignee would enter into this Assignment;

NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto do hereby agree as follows:

1.    Assignor hereby transfers and assigns to Assignee all right, title and interest of Assignor, if any, in and to the following: Owner Participation Agreement and Declaration of Restrictive Covenants by and between the Yorba Linda Redevelopment Agency and Yorba Linda Associates dated August 12, 1985 and recorded December 17, 1985 as Instrument No. 85-505113 of the Official Records of Orange County, California (the “Official Records”), as affected by (a) that certain Assignment and Assumption of Owner Participation Agreement and Declaration of Restrictive Covenants” dated November 30, 2006 and recorded December 1, 2006 as Instrument No. 2006-000805653 of the Official Records, (b) that certain Consent to Transfer of Property between Yorba Linda Associates and Seller dated November 13, 2006 and recorded December 1, 2006 as Instrument No. 2006-000805655 of the Official Records, and (c) that certain First Amendment to Owner Participation Agreement and Declaration of Restrictive Covenants, dated as of April 1, 2015, by and between Assignor and City and recorded ___________ as Instrument No. _____________ of the Official Records (collectively, the “Declaration”).

Assignor shall indemnify and defend Assignee against, and hold Assignee harmless from, any and all claims, liabilities and costs arising out of or relating to Assignor’s failure to perform any duty or obligation of Assignor under the Declaration or with respect to the Declaration attributable to the acts or omissions of Assignor and arising prior to the Effective Date.

TO HAVE AND TO HOLD all of the foregoing unto the Assignee, its successors and assigns, from and after the Effective Date, subject to the terms, covenants, conditions and provisions contained herein.

2.    Assignee hereby accepts the foregoing assignment of the Declaration and does hereby covenant that with respect thereto Assignee hereby assumes all the duties and obligations of Assignor accruing from and after the Effective Date under the Declaration.

Assignee shall indemnify and defend Assignor against, and hold Assignor harmless from, any and all claims, liabilities and costs arising out of or relating to Assignee’s failure to perform any duty or obligation of Assignee under the Declaration or with respect to the Declaration attributable to the acts or omissions of Assignee and arising after the date the Effective Date.

3.     This Agreement and the obligations of the parties hereunder shall survive the closing of the transactions referred to in the Purchase and Sale Contract, shall be binding upon and inure to the benefit of the parties hereto, their respective legal representatives, successors and assigns and shall be governed by and construed in accordance with the laws of the State of California and may not be modified or amended except by written agreement signed by both parties.

4.     All notices to be given to the Assignee shall be addressed as follows:

Resource Real Estate, Inc.
1845 Walnut Street, 18th Floor
Philadelphia, PA 19103
Attention: Pamela Arms
Telephone: 215-640-6607
Fax No.: 215-761-0491
Email: parms@resourcerei.com

with a copy to:

Resource Real Estate, Inc.
1845 Walnut Street, 18th Floor
Philadelphia, PA 19103
Attention: Aldie Jennings Loubier, Esq.
Telephone: 215-209-4424
Fax No.: 215-553-8426
Email: aloubier@resourcerei.com

IN WITNESS WHEREOF, the parties have executed this agreement on the day and year first above written.

ASSIGNOR:

LMI RIVERBEND LLC,
a Delaware limited liability company

By:	Lake Mendota Investments LLC, a Delaware
limited liability company, its Manager

By:	ASN Lake Mendota Investments LLC, a Delaware
limited liability company, its manager

By:    Archstone Residual JV, LLC, a Delaware
limited liability company, its sole member

By:    AVB Development Transactions, Inc., a
Maryland corporation, its Designated Manager

By:                     (SEAL)
Name:
Title:

ASSIGNEE:

RESOURCE REAL ESTATE OPPORTUNITY OP, LP,
a Delaware limited partnership

By:    Resource Real Estate Opportunity REIT, Inc.,
a Maryland corporation, its general partner

By:    __________________________
Name: Alan F. Feldman
Title: Chief Executive Officer

City hereby consents to the foregoing assignment and assumption, and releases Assignor from any obligations arising under the Declaration from and after the Effective Date.

City of Yorba Linda

By:
Name:
Title:

Exhibit L

OWNER PARTICIPATION AGREEMENT AND DECLARATION
OF RESTRICTIVE COVENANTS ESTOPPEL

TO:	Resource Real Estate Opportunity OP, LP, and its lenders, successors and assigns (collectively, “Resource Parties”)

RE:
Owner Participation Agreement and Declaration of Restrictive Covenants by and between the Yorba Linda Redevelopment Agency and Yorba Linda Associates dated August 12, 1985 and recorded December 17, 1985 as Instrument No. 85-505113 of the Official Records of Orange County, California (the “Official Records”), as affected by that certain Assignment and Assumption of Owner Participation Agreement and Declaration of Restrictive Covenants dated November 30, 2006 and recorded December 1, 2006 as Instrument No. 2006-000805653 of the Official Records and that certain Consent to Transfer of Property between Yorba Linda Associates and LMI Riverbend LLC (“Seller”) dated November 13, 2006 and recorded December 1, 2006 as Instrument No. 2006-000805655 of the Official Records (collectively, the “Declaration”) encumbering, among other real property, certain real property and the improvements thereon commonly known as Archstone Yorba Linda located in the City of Yorba Linda, County of Orange, State of California, as more particularly described on Exhibit “A” attached hereto (the “Property”)

Resource Real Estate Opportunity OP, LP, a Delaware limited partnership (“Buyer”), has entered into that certain Purchase and Sale Contract and Joint Escrow Instructions dated __________ with Seller to purchase the Property. Buyer is requiring Seller to provide this Estoppel Certificate as a condition to the closing of the sale. The City of Yorba Linda (the “City”) is the successor to the Yorba Linda Redevelopment Agency.

With full knowledge that the Resource Parties are relying on this Estoppel Certificate, the City hereby certifies as follows:

(1)	Attached hereto as Exhibit “B” is a true, correct and complete copy of the Declaration, which has not been modified or amended except as set forth on Exhibit “B”.

(2)	Neither Seller, nor the Property, is in default of any covenant, term, condition or restriction contained in the Declaration.

(3)
There are no conditions or circumstances with regard to Seller or the Property that have constituted or would constitute a default of any of the terms, covenants, conditions and/or restrictions contained in the Declaration.

(4)
The Resource Parties may rely upon the truth and accuracy of the certifications contained herein, and said certifications shall be binding upon the City and shall inure to the benefit of Resource Parties and their successors and/or assigns.

(5)	The undersigned is duly authorized to execute this Estoppel Certificate on behalf of the City.

Dated this ____ day of _____________, 2015.

CITY:

CITY OF YORBA LINDA

By: ____________________
Name: __________________
Title: ___________________

EXHIBIT A
LEGAL DESCRIPTION